Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on F-3 (File No. 333-262504) and Form S-8 (File No. 333-226985) of our report dated October 29, 2021, relating to the consolidated financial statements of Dogness (International) Corporation for the year ended June 30, 2021 included in its annual report (Form 20-F) for the year ended June 30, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey
September 30, 2022